Exhibit 99.1

PennyMac Mortgage Investment Trust Reports

Fourth Quarter and Full-Year 2023 Results

WESTLAKE VILLAGE, Calif. – February 1, 2024 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income attributable to common shareholders of $42.5 million, or $0.44 per common share on a diluted basis for the fourth quarter of 2023, on net investment income of $84.8 million. PMT previously announced a cash dividend for the fourth quarter of 2023 of $0.40 per common share of beneficial interest, which was declared on December 6, 2023, and paid on January 26, 2024, to common shareholders of record as of December 29, 2023.

Fourth Quarter 2023 Highlights

Financial results:

•	Net income attributable to common shareholders of $42.5 million; annualized return on average common equity of 12%[1]

•	Strong contributions from credit sensitive strategies and correspondent production partially offset by fair value declines in the interest rate sensitive strategies, which drove a tax benefit

•	Book value per common share increased to $16.13 at December 31, 2023, from $16.01 at September 30, 2023

[1]	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the quarter

Other investment highlights:

•	Investment activity driven by correspondent production volumes

•

Conventional correspondent loan production volumes for PMT’s account totaled $2.5 billion in unpaid principal balance (UPB), down 10 percent from the prior quarter and 63 percent from the fourth quarter of 2022 as a result of the sale of a large percentage of conventional loans to PennyMac Financial Services, Inc. (NYSE: PFSI)

•	Resulted in the creation of $43 million in new mortgage servicing rights (MSRs)

•	$17 million of new investments in government-sponsored enterprise (GSE) credit risk transfer (CRT) bonds

Notable activity after quarter end

•	Opportunistically sold $56 million in floating rate GSE CRT bonds after credit spreads tightened

Full-Year 2023 Highlights

Financial results:

•	Net income of $199.7 million, versus net loss of $73.3 million in 2022

•

Net income attributable to common shareholders of $157.8 million, versus net loss attributable to common shareholders of $115.1 million in 2022; diluted earnings per share of $1.63 versus $(1.26) in 2022

•	Dividends of $1.60 per common share

•	Book value per share grew from $15.78 to $16.13

•	Net investment income of $429.0 million, up from $303.8 million in 2022

•	Return on average common equity of 11%[2]

[2]	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the year

“PMT produced very strong results in 2023, with an 11 percent return on equity and income contributions from all three of its investment strategies, demonstrating strength in a year of tremendous volatility,” said Chairman and CEO David Spector. “Book value per share net of the dividends was up 2 percent from the prior year end, driven by both PMT’s strong financial performance as well as our unwavering commitment to managing interest rate risk. The fourth quarter was also very strong, with a 12 percent annualized return on equity driven by sizeable contributions from both the credit sensitive strategies and PMT’s correspondent production business.”

Mr. Spector continued, “I am proud of PMT’s financial performance in 2023, and believe the long-term return potential of PMT’s core MSR and CRT investments remains strong, supported by the borrowers underlying these assets with strong credit characteristics and a significant amount of home equity. At the same time, we will remain disciplined in our approach to managing capital and interest rate risk, positioning PMT to continue delivering attractive risk-adjusted returns to its shareholders.”

The following table presents the contributions of PMT’s segments, consisting of Credit Sensitive Strategies, Interest Rate Sensitive Strategies, Correspondent Production, and Corporate:

	Quarter ended December 31, 2023
	Credit sensitive strategies	Interest rate sensitive strategies	Correspondent production	Corporate	Total

	(in thousands)
Net investment income:
Net loan servicing fees	$—	$(77,830)	$—	$—	$(77,830)
Net gains on loans acquired for sale	—	—	15,380	—	15,380
Net gains (losses) on investments and financings
Mortgage-backed securities	7,798	111,419	—	—	119,217
Loans at fair value
Held by VIEs	5,398	(5,990)	—	—	(592)
Distressed	48	—	—	—	48
CRT investments	45,665	—	—	—	45,665

	58,909	105,429	—	—	164,338
Net interest expense:
Interest income	26,220	120,853	16,442	1,763	165,278
Interest expense	24,174	142,911	17,795	643	185,523

	2,046	(22,058)	(1,353)	1,120	(20,245)
Other	66	—	3,065	—	3,131

	61,021	5,541	17,092	1,120	84,774

Expenses:
Loan fulfillment and servicing fees payable to PennyMac Financial Services, Inc.	24	20,300	4,931	—	25,255
Management fees payable to PennyMac Financial Services, Inc.	—	—	—	7,252	7,252
Other	116	2,014	903	8,914	11,947

	$140	$22,314	$5,834	$16,166	$44,454

Pretax income (loss)	$60,881	$(16,773)	$11,258	$(15,046)	$40,320

Credit Sensitive Strategies Segment

The Credit Sensitive Strategies segment primarily includes results from PMT’s organically-created GSE CRT investments, opportunistic investments in other GSE CRT, investments in non-agency subordinate bonds from private-label securitizations of PMT’s production and legacy investments. Pretax income for the segment was $60.9 million on net investment income of $61.0 million, compared to pretax income of $41.0 million on net investment income of $41.5 million in the prior quarter.

Net gains on investments in the segment were $58.9 million, compared to $38.8 million in the prior quarter. These net gains include $45.7 million of gains on PMT’s organically-created GSE CRT investments, $7.8 million in gains on other acquired subordinate CRT mortgage-backed securities (MBS) and $5.4 million of gains on investments from non-agency subordinate bonds from PMT’s production.

Net gains on PMT’s organically-created CRT investments for the quarter were $45.7 million, compared to $30.2 million in the prior quarter. These net gains include $29.0 million in valuation-related gains, which reflected the impact of credit spread tightening in the fourth quarter. The prior quarter included $14.6 million of such gains. Net gains on PMT’s organically-created CRT investments also included $18.0 million in realized gains and carry, compared to $16.1 million in the prior quarter. Realized losses during the quarter were $1.3 million.

Net interest income for the segment totaled $2.0 million, compared to $3.0 million in the prior quarter. Interest income totaled $26.2 million, unchanged from the prior quarter. Interest expense totaled $24.2 million, up slightly from the prior quarter.

Interest Rate Sensitive Strategies Segment

The Interest Rate Sensitive Strategies segment includes results from investments in MSRs, Agency MBS, non-Agency senior MBS and interest rate hedges. Pretax loss for the segment was $16.8 million on net investment income of $5.5 million, compared to pretax income of $81.6 million on net investment income of $104.5 million in the prior quarter. The segment includes investments that typically have offsetting fair value exposures to changes in interest rates. For example, in a period with decreasing interest rates, MSRs are expected to decrease in fair value, whereas Agency pass-through and non-Agency senior MBS are expected to increase in fair value.

The results in the Interest Rate Sensitive Strategies segment consist of net gains and losses on investments, net interest income and net loan servicing fees, as well as associated expenses.

Net gains on investments for the segment were $105.4 million, which primarily consisted of gains on MBS due to decreasing interest rates.

Losses from net loan servicing fees were $77.8 million, compared to net gains of $281.3 million in the prior quarter. Net loan servicing fees included contractually specified servicing fees of $162.9 million and $2.5 million in other fees, reduced by $87.7 million in realization of MSR cash flows, down from $102.2 million in the prior quarter, due to higher yield levels during the quarter. Net loan servicing fees also included $144.6 million in fair value losses of MSRs due to lower market interest rates, $11.2 million in hedging losses, and $0.3 million of MSR recapture income. PMT’s hedging activities are intended to manage its net exposure across all interest rate sensitive strategies, which include MSRs, MBS and related tax impacts.

The following schedule details net loan servicing fees:

	Quarter ended
	December 31, 2023	September 30, 2023	December 31, 2022

	(in thousands)
From non-affiliates:
Contractually specified	$162,916	$166,809	$164,189
Other fees	2,487	3,752	5,502
Effect of MSRs:
Change in fair value
Realization of cashflows	(87,729)	(102,213)	(98,974)
Due to changes in valuation inputs used in valuation model	(144,603)	263,139	43,935

	(232,332)	160,926	(55,039)
Hedging results	(11,191)	(50,689)	(117,228)

	(243,523)	110,237	(172,267)

	(78,120)	280,798	(2,576)
From PFSI—MSR recapture income	290	500	512

Net loan servicing fees	$(77,830)	$281,298	$(2,064)

Net interest expense for the segment was $22.1 million versus $28.5 million in the prior quarter. Interest income totaled $120.9 million, up from $114.4 million in the prior quarter primarily due to increased income from Agency MBS and other investments. Interest expense totaled $142.9 million, unchanged from the prior quarter.

Segment expenses were $22.3 million, down slightly from the prior quarter.

Correspondent Production Segment

PMT acquires newly originated loans from correspondent sellers and typically sells or securitizes the loans, resulting in current-period income and additions to its investments in MSRs related to a portion of its production. PMT’s Correspondent Production segment generated pretax income of $11.3 million in the fourth quarter, up from $8.8 million in the prior quarter.

Through its correspondent production activities, PMT acquired a total of $23.6 billion in UPB of loans, up 10 percent from the prior quarter and 14 percent from the fourth quarter of 2022. Of total correspondent acquisitions, government-insured or guaranteed acquisitions totaled $11.0 billion, up 24 percent from the prior quarter, and conventional conforming acquisitions totaled $12.6 billion, down 1 percent from the prior quarter. $2.5 billion of conventional volume was for PMT’s account, down 10 percent from the prior quarter due to seasonal impacts. The remaining $10.1 billion of conventional volume was for PFSI’s account. Interest rate lock commitments on conventional loans for PMT’s account totaled $2.7 billion, down 22 percent from the prior quarter.

Segment revenues were $17.1 million and included net gains on loans acquired for sale of $15.4 million, other income of $3.1 million, which primarily consists of volume-based origination fees, and net interest expense of $1.4 million. Net gains on loans acquired for sale increased $1.8 million from the prior quarter, primarily due to higher margins. Interest income was $16.4 million, up from $14.7 million in the prior quarter, and interest expense was $17.8 million, up from $16.4 million in the prior quarter, both due to higher inventory of loans held for sale at fair value.

Segment expenses were $5.8 million, down from the prior quarter. The weighted average fulfillment fee rate in the fourth quarter was 20 basis points, unchanged from the prior quarter.

Corporate Segment

The Corporate segment includes interest income from cash and short-term investments, management fees, and corporate expenses.

Segment revenues were $1.1 million, down from $2.3 million in the prior quarter. Management fees were $7.3 million, and other segment expenses were $8.9 million.

Taxes

PMT recorded a tax benefit of $12.6 million, driven primarily by fair value declines on MSRs and hedges held in PMT’s taxable subsidiary.

***

Management’s slide presentation and accompanying materials will be available in the Investor Relations section of the Company’s website at pmt.pennymac.com after the market closes on Thursday, February 1, 2024. Management will also host a conference call and live audio webcast at 6:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pmt.pennymac.com, and a replay will be available shortly after its conclusion.

Individuals who are unable to access the website but would like to receive a copy of the materials should contact the Company’s Investor Relations department at 818.224.7028.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PMT is externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). Additional information about PennyMac Mortgage Investment Trust is available at pmt.pennymac.com.

Media	Investors

Kristyn Clark	Kevin Chamberlain

kristyn.clark@pennymac.com	Isaac Garden

805.395.9943	investorrelations@pennymac.com

818.224.7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; the degree and nature of the Company’s competition; changes in real estate values, housing prices and housing sales; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; our ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage-backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities or relating to the Company’s mortgage servicing rights and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; regulatory or other changes that impact government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2023	September 30, 2023	December 31, 2022

	(in thousands except share amounts)
ASSETS
Cash	$281,085	$236,396	$111,866
Short-term investments at fair value	128,338	150,059	252,271
Mortgage-backed securities at fair value	4,836,292	4,665,970	4,462,601
Loans acquired for sale at fair value	669,018	1,025,730	1,821,933
Loans at fair value	1,433,820	1,372,118	1,513,399
Derivative assets	177,984	29,750	84,940
Deposits securing credit risk transfer arrangements	1,209,498	1,237,294	1,325,294
Mortgage servicing rights at fair value	3,919,107	4,108,661	4,012,737
Servicing advances	206,151	93,614	197,972
Due from PennyMac Financial Services, Inc.	56	2,252	3,560
Other	252,538	301,492	134,991

Total assets	$13,113,887	$13,223,336	$13,921,564

LIABILITIES
Assets sold under agreements to repurchase	$5,624,558	$6,020,716	$6,616,528
Mortgage loan participation and sale agreements	—	23,991	—
Notes payable secured by credit risk transfer and mortgage servicing assets	2,910,605	2,825,591	2,804,028
Unsecured senior notes	600,458	599,754	546,254
Asset-backed financing of variable interest entities at fair value	1,336,731	1,279,059	1,414,955
Interest-only security payable at fair value	32,667	28,288	21,925
Derivative and credit risk transfer strip liabilities at fair value	51,381	140,494	167,226
Accounts payable and accrued liabilities	354,989	92,633	160,212
Due to PennyMac Financial Services, Inc.	29,262	27,613	36,372
Income taxes payable	190,003	202,967	151,778
Liability for losses under representations and warranties	26,143	33,152	39,471

Total liabilities	11,156,797	11,274,258	11,958,749

SHAREHOLDERS’ EQUITY
Preferred shares of beneficial interest	541,482	541,482	541,482
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding 86,624,044, 86,760,408 and 88,888,889 common shares, respectively	866	868	889
Additional paid-in capital	1,923,437	1,923,130	1,947,266
Accumulated deficit	(508,695)	(516,402)	(526,822)

Total shareholders’ equity	1,957,090	1,949,078	1,962,815

Total liabilities and shareholders’ equity	$13,113,887	$13,223,336	$13,921,564

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarterly Periods Ended
	December 31, 2023	September 30, 2023	December 31, 2022

	(in thousands, except per share amounts)
Investment Income
Net loan servicing fees:
From nonaffiliates
Servicing fees	$165,403	$170,561	$169,691
Change in fair value of mortgage servicing rights	(232,332)	160,926	(55,039)
Hedging results	(11,191)	(50,689)	(117,228)

	(78,120)	280,798	(2,576)
From PennyMac Financial Services, Inc.	290	500	512

	(77,830)	281,298	(2,064)
Net gains (losses) on investments and financings	164,338	(109,544)	54,294
Net gains on loans acquired for sale	15,380	13,558	9,755
Loan origination fees	3,004	3,226	9,668
Interest income	165,278	158,926	132,375
Interest expense	185,523	183,918	154,676

Net interest expense	(20,245)	(24,992)	(22,301)
Other	127	(117)	15

Net investment income	84,774	163,429	49,367

Expenses
Earned by PennyMac Financial Services, Inc.:
Loan servicing fees	20,324	20,257	20,245
Management fees	7,252	7,175	7,307
Loan fulfillment fees	4,931	5,531	12,184
Professional services	2,084	2,133	1,898
Compensation	2,327	1,961	1,587
Loan origination	817	710	3,982
Loan collection and liquidation	1,184	1,890	278
Safekeeping	1,059	467	1,799
Other	4,476	4,885	5,569

Total expenses	44,454	45,009	54,849

Income (loss) before (benefit from) provision for income taxes	40,320	118,420	(5,482)
(Benefit from) provision for income taxes	(12,590)	56,998	(10,145)

Net income	52,910	61,422	4,663
Dividends on preferred shares	10,455	10,455	10,456

Net income (loss) attributable to common shareholders	$42,455	$50,967	$(5,793)

Earnings (losses) per common share
Basic	$0.49	$0.59	$(0.07)
Diluted	$0.44	$0.51	$(0.07)
Weighted average shares outstanding
Basic	86,659	86,760	89,096
Diluted	110,987	111,088	89,096

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Year ended December 31,
	2023	2022	2021

	(in thousands, except per share amounts)
Net investment income
Net loan servicing fees:
From nonaffiliates
Servicing fees	$676,446	$651,251	$595,346
Change in fair value of mortgage servicing rights	(296,847)	449,435	(337,186)
Hedging results	(92,775)	(204,879)	(345,041)

	286,824	895,807	(86,881)
From PennyMac Financial Services, Inc.	1,784	13,744	50,859

	288,608	909,551	(36,022)
Net gains (losses) on investments financings	178,099	(658,787)	304,079
Net gains on loans acquired for sale	39,857	25,692	87,273
Loan origination fees	18,231	52,085	170,672
Interest income	639,907	383,794	195,239
Interest expense	735,968	410,420	304,737

Net interest expense	(96,061)	(26,626)	(109,498)
Other	286	1,856	3,793

Net investment income	429,020	303,771	420,297

Expenses
Earned by PennyMac Financial Services, Inc.:
Loan servicing fees	81,347	81,915	80,658
Management fees	28,762	31,065	37,801
Loan fulfillment fees	27,826	67,991	178,927
Professional services	7,621	9,569	11,148
Compensation	7,106	5,941	4,000
Loan origination	4,602	12,036	28,792
Loan collection and liquidation	4,562	5,396	11,279
Safekeeping	3,766	8,201	9,087
Other	19,033	18,570	13,944

Total expenses	184,625	240,684	375,636

Income before provision for (benefit from) income taxes	244,395	63,087	44,661
Provision for (benefit from) income taxes	44,741	136,374	(12,193)

Net income (loss)	199,654	(73,287)	56,854
Dividends on preferred shares	41,819	41,819	30,891

Net income (loss) attributable to common shareholders	$157,835	$(115,106)	$25,963

Earnings (loss) per common share
Basic	$1.80	$ (1.26)	$0.26
Diluted	$1.63	$ (1.26)	$0.26
Weighted average common shares outstanding
Basic	87,372	91,434	97,402
Diluted	111,700	91,434	97,402